UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2010
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
NuVasive, Inc.’s Annual Meeting of Stockholders was held on May 25, 2010. The company’s stockholders acted upon the following two proposals at the meeting:
1.	To elect two Class III directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
With respect to the first proposal, our stockholders voted and approved the election of two Class III directors to hold office until the 2013 Annual Meeting of Stockholders or until their earlier resignation or removal. The directors elected and the votes cast were as follows:

	Number of Shares Voted
Names of Directors Elected	For	Withheld	Broker Non-Votes
Alexis V. Lukianov	30,540,454	358,579	3,217,229
Jack R. Blair	29,920,918	978,115	3,217,229
The following are the other members of our board of directors whose terms continued after the meeting: Peter C. Farrell, Ph.D., AM, Lesley H. Howe, Robert J. Hunt, Eileen M. More and Richard Treharne, Ph.D.
At the Annual Meeting, our stockholders also voted upon and ratified the Audit Committee’s selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, by the following vote:
Number of Shares Voted

For	Against	Abstain	Broker Non-Votes

34,064,135	44,302	7,825	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: May 28, 2010	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer